JONES, JENSEN & CO, LLC

                                                                    EXHIBIT 16.1

                                                     April 1, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

      Re:   Trimol Group, Inc.

Dear Ladies and Gentlemen:

      We were previously the independent accountants for the Trimol Group, Inc. (formerly Nutronics International, Inc.). On March 30, 1999, we were dismissed as the independent accountants of Trimol Group, Inc. (formerly Nutronics International, Inc.)

      We have read Trimol Group, Inc.'s (formerly Nutronics International, Inc.) statements included under Items 8(a) and 8(c) of its Form 10-KSB for its fiscal year ended December 31, 1998 and we agree with such statements.

                                          Sincerely,


                                    By:   /s/ Jones, Jensen & Company, LLC
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